UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                            October 29, 2001
                            ----------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact name of registrant as specified in its charter)


         Colorado               33-23693              84-1090424
----------------------------   -----------        -------------------
(State or other jurisdiction   (Commission          (IRS Employer
     of incorporation)        File Number)        Identification No.)


               45926 Oasis Street, Indio, California 92201
               -------------------------------------------
      (Address of principal executive offices, including zip code)


                             (760) 775-8333
                             --------------
          (Registrant's telephone number, including area code)

                                   N/A
                                   ---
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on October 17, 2001:

                              NEWS RELEASE
                              ------------

ENTROPIN EMBARKS ON COMPREHENSIVE INVESTOR RELATIONS PROGRAM

INDIO, Calif. (October 17, 2001) - Entropin, Inc. (NASDAQ: ETOP; ETOPW) today reported that it has begun a comprehensive Investor Relations Program. The goal of this campaign is to familiarize the investment community with the progress Entropin is achieving in the development of Esterom(R). Esterom(R) is a revolutionary new topical drug which has the potential to replace other current therapeutics for treating impaired physical function resulting from painful soft tissue injuries and diseases
- such as tendonitis, bursitis and lower back sprain.

Entropin has begun a series of presentations that will include more than twenty U.S. cities. Members of Entropin's executive management team will meet with fund managers, brokers and analysts. The Company is also conducting an extensive direct mail program to inform the financial community of the Company's progress.

The Company's presentation is based on publicly available information and focuses on the unique characteristics of Esterom(R), the protocol design for the current clinical trial, the Company's scientific, development and research partners, as well as, Entropin's business strategy and its development timeline for Esterom(R).

Entropin's President and Chief Executive Officer, Thomas G. Tachovsky, Ph.D., commented, "Esterom(R) is a revolutionary new product with immense potential. We are enthusiastic about the anticipated outcome of our current clinical trial and want to share our story with investors." Dr. Tachovsky went on to add, "Our goal is to reach a broad audience within the investment community."

On September 25, 2001, the Company announced that it had begun its current clinical trial. This Phase II/III Study is a double blind, placebo-controlled study designed to treat 150 patients for shoulder pain and disability. Non-placebo patients will receive treatments of 10% Esterom(R) solution on three consecutive days with a seven-day follow-up period. The study has clearly defined endpoints and will employ validated measurement tools to determine the effect of Esterom(R) treatments.

The Company expects enrollment of the 150 patients to take approximately six months. Entropin has contracted with Medidata Solutions for state-of-the-art on-line centralized data capture to provide real-time monitoring and to shorten the time required to analyze the data when the study is complete. Based on the time required to recruit patients that meet the study's diagnostic entry criteria, the Company anticipates releasing the results of this study in the first half of 2002.

Entropin, Inc. is a specialty pharmaceutical research and development company focused on the development of Esterom(R), a revolutionary new topical product with the potential to replace other current therapeutics for treating impaired physical function resulting from painful soft tissue injuries and diseases -- such as tendonitis, bursitis and lower back sprain.


THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED
TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND CLINICAL TESTING; (2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  October 29, 2001            ENTROPIN, INC.



                              By /s/ THOMAS G. TACHOVSKY
                                 -------------------------------
                                    Thomas G. Tachovsky
                                    President and Chief Executive Officer